EXHIBIT  32



                                    STATEMENT

Pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, the undersigned officer of Tri City Bankshares Corporation (the "Company") hereby certifies that to the knowledge of the undersigned:

(1) the Company's Quarterly Rport on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  November 13, 2003
        -----------------

                                /s/Henry Karbiner, Jr.
                                ------------------------------------------------
                                Henry Karbiner, Jr.
                                President, Chief Executive Officer and Treasurer (principal executive and financial officer)











A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This statements "accompanies" the periodic report to which it relates and shall not be deemed as "filed" as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.